GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 4% Year-Over-Year to $7.1 billion
Biktarvy Sales Increased 6% Year-Over-Year to $3.7 billion
Foster City, CA, October 30, 2025 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its third quarter 2025 results of operations.
“We continue to deliver on Gilead's robust portfolio with a strong start for Yeztugo, rapidly growing uptake of Biktarvy, Descovy and Livdelzi, and positive data for Trodelvy in 1L metastatic triple negative breast cancer,” said Daniel O’Day, Gilead’s Chairman and Chief Executive Officer.  “With multiple potential product launches in 2026, the strongest clinical pipeline in Gilead’s history, and no major loss of exclusivity expected until 2036, we are well-positioned to drive positive impact for patients and continued growth of our business.”
Third Quarter 2025 Financial Results
•Total third quarter 2025 revenues increased 3% to $7.8 billion compared to the same period in 2024, broken down as follows:
◦Total third quarter 2025 product sales decreased 2% to $7.3 billion compared to the same period in 2024, primarily driven by lower Veklury® (remdesivir) and Cell Therapy sales, partially offset by higher HIV and Livdelzi® (seladelpar) sales.
◦Total third quarter 2025 royalty, contract and other revenues increased by approximately $400 million compared to the same period in 2024, primarily driven by revenue related to a previous sale of intellectual property not expected to reoccur.
•Diluted earnings per share (“EPS”) was $2.43 in the third quarter 2025 compared to $1.00 in the same period in 2024. The increase was primarily driven by a prior year pre-tax in-process research and development (“IPR&D”) impairment charge of $1.75 billion that did not repeat in the current period, as well as the $400 million increase in other revenue mentioned above, lower acquired IPR&D expenses and higher net unrealized gains on equity investments in the current period, partially offset by higher tax expense.
•Non-GAAP diluted EPS of $2.47 in the third quarter 2025 compared to $2.02 in the same period in 2024. The increase was primarily driven by the $400 million increase in other revenue mentioned above and lower acquired IPR&D expenses.
•As of September 30, 2025, Gilead had $9.4 billion of cash, cash equivalents and marketable debt securities compared to $10.0 billion as of December 31, 2024.
•During the third quarter 2025, Gilead generated $4.1 billion in operating cash flow.
•During the third quarter 2025, Gilead paid dividends of $1.0 billion and repurchased $435 million of common stock.
Third Quarter 2025 Product Sales
Total third quarter 2025 product sales decreased 2% to $7.3 billion compared to the same period in 2024. Total third quarter 2025 product sales excluding Veklury increased 4% to $7.1 billion compared to the same period in 2024, primarily due to higher HIV and Livdelzi sales, partially offset by lower Cell Therapy sales.

October 30, 2025	2

HIV product sales increased 4% to $5.3 billion in the third quarter 2025 compared to the same period in 2024, primarily driven by higher demand and favorable inventory dynamics, partially offset by lower average realized price.
•Biktarvy® (bictegravir 50mg/emtricitabine (“FTC”) 200mg/tenofovir alafenamide (“TAF”) 25mg) sales increased 6% to $3.7 billion in the third quarter 2025 compared to the same period in 2024, primarily driven by higher demand and favorable inventory dynamics, partially offset by lower average realized price.
•Descovy® (FTC 200mg/TAF 25mg) sales increased 20% to $701 million in the third quarter 2025 compared to the same period in 2024, primarily driven by higher demand.
The Liver Disease portfolio sales increased 12% to $819 million in the third quarter 2025 compared to the same period in 2024, primarily driven by higher demand for Livdelzi.
Veklury sales decreased 60% to $277 million in the third quarter 2025 compared to the same period in 2024, primarily driven by lower rates of COVID-19-related hospitalizations.
Cell Therapy product sales decreased 11% to $432 million in the third quarter 2025 compared to the same period in 2024, reflecting ongoing competitive headwinds.
•Yescarta® (axicabtagene ciloleucel) sales decreased 10% to $349 million in the third quarter 2025 compared to the same period in 2024, primarily driven by lower demand.
•Tecartus® (brexucabtagene autoleucel) sales decreased 15% to $83 million in the third quarter 2025 compared to the same period in 2024, primarily reflecting lower demand.
Trodelvy® (sacituzumab govitecan-hziy) sales increased 7% to $357 million in the third quarter 2025 compared to the same period in 2024, primarily driven by higher demand.
Third Quarter 2025 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin remained relatively flat at 78.6% in the third quarter 2025 compared to 79.1% in the same period in 2024. Non-GAAP product gross margin also remained relatively flat at 86.5% in the third quarter 2025 compared to 86.8% in the same period in 2024.
•Research and development (“R&D”) expenses and non-GAAP R&D expenses were $1.3 billion in the third quarter 2025 compared to $1.4 billion in the same period in 2024, decreasing primarily due to lower study-related and clinical manufacturing expenses.
•Acquired IPR&D expenses were $170 million in the third quarter 2025, primarily related to a $120 million upfront payment related to our collaboration with Shenzhen Pregene Biopharma Co., Ltd. (“Pregene”).
•Selling, general and administrative (“SG&A”) expenses and non-GAAP SG&A expenses of $1.4 billion in the third quarter 2025 remained relatively flat compared to the same period in 2024, with lower corporate expenses being largely offset by higher HIV promotional expenses.
•The effective tax rate (“ETR”) was 16.2% in the third quarter 2025 compared to (31.1)% in the same period in 2024, primarily driven by the prior year impact of a legal entity restructuring and the aforementioned IPR&D impairment charge that did not repeat in the current period. The non-GAAP ETR was 17.5% in both the third quarter 2025 and the same period in 2024.

October 30, 2025	3

Guidance and Outlook
For the full-year, Gilead expects:

(in millions, except per share amounts)	October 30, 2025 Guidance
	Low End	High End	Comparison to Prior Guidance
Product sales	$28,400	$28,700	Previously $28,300 to $28,700
Product sales excluding Veklury	$27,400	$27,700	Previously $27,300 to $27,700
Veklury	$1,000	$1,000	Unchanged
Diluted EPS	$6.65	$6.85	Previously $5.85 to $6.15
Non-GAAP diluted EPS	$8.05	$8.25	Previously $7.95 to $8.25
Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2025 guidance is provided in the accompanying tables. The financial guidance is subject to a number of risks and uncertainties. See the Forward-Looking Statements section below.
Key Updates Since Our Last Quarterly Release
Virology
•Announced settlement agreements to resolve Biktarvy patent litigation with generic manufacturers Lupin Ltd., Cipla Ltd. and Laurus Labs Ltd. Under the agreements, the earliest date the three generic manufacturers can market a generic version of full dose Biktarvy in the U.S. is April 1, 2036, subject to standard acceleration provisions. This is more than two years later than our previous loss of exclusivity projection for Biktarvy (December 2033).
•Received a strong recommendation for the use of twice-yearly injectable Yeztugo® (lenacapavir) for HIV pre-exposure prophylaxis (“PrEP”) in the new U.S. Centers for Disease Control and Prevention guidelines.
•Announced a partnership with the U.S. State Department and the U.S. President’s Emergency Plan for AIDS Relief (“PEPFAR”) to deliver lenacapavir for HIV PrEP for up to two million people over three years in countries supported by both PEPFAR and the Global Fund.
•Received European Commission marketing authorization for Yeytuo® (lenacapavir) for use as PrEP to reduce the risk of sexually acquired HIV-1 in adults and adolescents with increased HIV-1 acquisition risk.
Oncology
•Presented Phase 3 ASCENT-03 data for Trodelvy® in 1L metastatic triple-negative breast cancer (“mTNBC”) patients who are not candidates for PD-1/PD-L1 checkpoint inhibitors at the 2025 European Society for Medical Oncology (“ESMO”) Congress. Trodelvy is not approved in this setting.
•Presented overall survival results at ESMO from Arm A1 of the Phase 2 EDGE-Gastric study evaluating combination treatment of the Fc-silent anti-TIGIT domvanalimab plus the anti-PD-1 zimberelimab and chemo in people with advanced gastric or esophageal cancer that has spread or cannot be removed with surgery. Domvanalimab and zimberelimab are investigational and not approved in this setting.
Cell Therapy
•Announced the acquisition of Interius BioTherapeutics, Inc. (“Interius”), a privately held biotechnology company developing in vivo therapeutics.
Corporate
•The Board declared a quarterly dividend of $0.79 per share of common stock for the fourth quarter of 2025. The dividend is payable on December 30, 2025, to stockholders of record at the close of business on December 15, 2025. Future dividends will be subject to Board approval.

October 30, 2025	4

•Moody’s has affirmed Gilead’s A3 senior unsecured rating and upgraded the company’s outlook to positive from stable, citing the momentum in the product pipeline.
•Announced ground-breaking on a new Pharmaceutical Development and Manufacturing Technical Development Center in Foster City, California as part of a planned $32 billion investment in the U.S. through 2030.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with such exclusions as well as changes in tax-related laws and guidelines, transfers of intangible assets between certain legal entities, and legal entity restructurings. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, cancer and inflammation. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: Gilead’s ability to achieve its full year 2025 financial guidance, including as a result of the uncertainty of the amount and timing of Veklury revenues, the impact of the Inflation Reduction Act, changes in U.S. regulatory or legislative policies, and changes in U.S. trade policies, including tariffs; Gilead’s ability to make progress on any of its long-term ambitions or priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the acquisitions of Interius, and the arrangements with Pregene and PEPFAR; the risk that Gilead’s U.S. manufacturing and R&D investment may not achieve their intended benefits; patent protection and estimated loss of exclusivity for our products and product candidates, including with respect to Biktarvy; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those

October 30, 2025	5

involving Trodelvy, domvanalimab and zimberelimab (such as the ASCENT-03, and EDGE-Gastric studies), and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to resolve the issues cited by the FDA in pending clinical holds to the satisfaction of the FDA and the risk that FDA may not remove such clinical holds, in whole or in part, in a timely manner or at all; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to receive or maintain regulatory approvals in a timely manner or at all, including for additional approvals for lenacapavir for HIV PrEP, and the risk that any such approvals, if granted, may be subject to significant limitations on use and may be subject to withdrawal or other adverse actions by the applicable regulatory authority; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of Gilead’s products over other therapies and may therefore be reluctant to prescribe the products, including Yeztugo/Yeytuo; Gilead’s ability to effectively manage the access strategy relating to lenacapavir for HIV PrEP, subject to necessary regulatory approvals; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended September 30, 2025 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
Additional information is available on our Investor Relations website, https://investors.gilead.com. Among other things, an estimate of Acquired IPR&D expenses is expected to be made available on the Quarterly Results page within the first ten (10) days after the end of each quarter.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITE®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LIVDELZI®/LYVDELZI®, LETAIRIS®, ODEFSEY®, SOVALDI®, STRIBILD®, SUNLENCA® , TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA®, YEZTUGO®/YEYTUO® and ZYDELIG®. Other trademarks and trade names are the property of their respective owners.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

October 30, 2025	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2025	2024	2025	2024
Revenues:
Product sales	$7,345	$7,515	$21,013	$21,074
Royalty, contract and other revenues	424	30	505	111
Total revenues	7,769	7,545	21,518	21,185
Costs and expenses:
Cost of goods sold	1,569	1,574	4,610	4,670
Research and development expenses	1,346	1,395	4,215	4,266
Acquired in-process research and development expenses	170	505	485	4,674
In-process research and development impairments	—	1,750	190	4,180
Selling, general and administrative expenses	1,357	1,433	3,980	4,184
Total costs and expenses	4,442	6,657	13,480	21,975
Operating income (loss)	3,327	888	8,038	(790)
Interest expense	256	238	769	728
Other (income) expense, net	(569)	(306)	(449)	(41)
Income (loss) before income taxes	3,641	956	7,718	(1,477)
Income tax expense (benefit)	589	(297)	1,391	(174)
Net income (loss)	3,052	1,253	6,327	(1,303)
Net income attributable to noncontrolling interest	—	—	—	—
Net income (loss) attributable to Gilead	$3,052	$1,253	$6,327	$(1,303)

Basic earnings (loss) per share attributable to Gilead	$2.46	$1.00	$5.08	$(1.04)
Diluted earnings (loss) per share attributable to Gilead	$2.43	$1.00	$5.04	$(1.04)

Shares used in basic earnings (loss) per share attributable to Gilead calculation	1,243	1,247	1,245	1,247
Shares used in diluted earnings (loss) per share attributable to Gilead calculation	1,254	1,254	1,256	1,247

Supplemental Information:
Cash dividends declared per share	$0.79	$0.77	$2.37	$2.31
Product gross margin	78.6%	79.1%	78.1%	77.8%
Research and development expenses as a % of revenues	17.3%	18.5%	19.6%	20.1%
Selling, general and administrative expenses as a % of revenues	17.5%	19.0%	18.5%	19.8%
Operating margin	42.8%	11.8%	37.4%	(3.7)%
Effective tax rate	16.2%	(31.1)%	18.0%	11.8%

October 30, 2025	7

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in millions, except percentages)	2025	2024	Change	2025	2024	Change
Product sales:
HIV	$5,277	$5,073	4%	$14,952	$14,160	6%
Liver Disease	819	733	12%	2,372	2,302	3%
Oncology	788	816	(3)%	2,395	2,446	(2)%
Other	184	201	(8)%	594	705	(16)%
Total product sales excluding Veklury	7,068	6,823	4%	20,313	19,613	4%
Veklury	277	692	(60)%	700	1,461	(52)%
Total product sales	7,345	7,515	(2)%	21,013	21,074	—%
Royalty, contract and other revenues	424	30	NM	505	111	NM
Total revenues	$7,769	$7,545	3%	$21,518	$21,185	2%

October 30, 2025	8

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in millions, except percentages)	2025	2024	Change	2025	2024	Change
Non-GAAP:
Cost of goods sold	$992	$995	—%	$2,875	$2,933	(2)%
Research and development expenses	$1,334	$1,382	(3)%	$4,123	$4,120	—%
Acquired IPR&D expenses	$170	$505	(66)%	$485	$4,674	(90)%
Selling, general and administrative expenses	$1,351	$1,405	(4)%	$3,931	$4,051	(3)%
Other (income) expense, net	$(87)	$(48)	80%	$(251)	$(189)	33%
Diluted earnings per share attributable to Gilead	$2.47	$2.02	22%	$6.29	$2.72	NM
Shares used in non-GAAP diluted earnings per share attributable to Gilead calculation	1,254	1,254	—%	1,256	1,254	—%

Product gross margin	86.5%	86.8%	-27 bps	86.3%	86.1%	24 bps
Research and development expenses as a % of revenues	17.2%	18.3%	-115 bps	19.2%	19.4%	-29 bps
Selling, general and administrative expenses as a % of revenues	17.4%	18.6%	-123 bps	18.3%	19.1%	-85 bps
Operating margin	50.5%	43.2%	729 bps	47.0%	25.5%	NM
Effective tax rate	17.5%	17.5%	-2 bps	17.6%	30.0%	NM
________________________________
NM - Not Meaningful
(1)     Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables below.

October 30, 2025	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except percentages and per share amounts)	2025	2024	2025	2024
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,569	$1,574	$4,610	$4,670
Acquisition-related – amortization(1)	(577)	(579)	(1,735)	(1,737)
Restructuring	—	—	—	1
Non-GAAP cost of goods sold	$992	$995	$2,875	$2,933

Product gross margin reconciliation:
GAAP product gross margin	78.6%	79.1%	78.1%	77.8%
Acquisition-related – amortization(1)	7.9%	7.7%	8.3%	8.2%
Restructuring	—%	—%	—%	—%
Non-GAAP product gross margin	86.5%	86.8%	86.3%	86.1%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,346	$1,395	$4,215	$4,266
Acquisition-related – other costs(2)	(4)	(9)	(41)	(78)
Restructuring	(8)	(5)	(52)	(68)
Non-GAAP research and development expenses	$1,334	$1,382	$4,123	$4,120

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$—	$1,750	$190	$4,180
IPR&D impairment	—	(1,750)	(190)	(4,180)
Non-GAAP IPR&D impairment	$—	$—	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,357	$1,433	$3,980	$4,184
Acquisition-related – other costs(2)	—	(5)	—	(88)
Restructuring	(5)	(23)	(49)	(45)
Non-GAAP selling, general and administrative expenses	$1,351	$1,405	$3,931	$4,051

Operating income (loss) reconciliation:
GAAP operating income (loss)	$3,327	$888	$8,038	$(790)
Acquisition-related – amortization(1)	577	579	1,735	1,737
Acquisition-related – other costs(2)	4	13	41	167
Restructuring	14	28	101	112
IPR&D impairment	—	1,750	190	4,180
Non-GAAP operating income	$3,921	$3,258	$10,104	$5,406

Operating margin reconciliation:
GAAP operating margin	42.8%	11.8%	37.4%	(3.7)%
Acquisition-related – amortization(1)	7.4%	7.7%	8.1%	8.2%
Acquisition-related – other costs(2)	—%	0.2%	0.2%	0.8%
Restructuring	0.2%	0.4%	0.5%	0.5%
IPR&D impairment	—%	23.2%	0.9%	19.7%
Non-GAAP operating margin	50.5%	43.2%	47.0%	25.5%

Other (income) expense, net reconciliation:
GAAP other (income) expense, net	$(569)	$(306)	$(449)	$(41)
Gain (loss) from equity securities, net	483	258	198	(148)
Non-GAAP other (income) expense, net	$(87)	$(48)	$(251)	$(189)

Income (loss) before income taxes reconciliation:
GAAP income (loss) before income taxes	$3,641	$956	$7,718	$(1,477)
Acquisition-related – amortization(1)	577	579	1,735	1,737
Acquisition-related – other costs(2)	4	13	41	167
Restructuring	14	28	101	112
IPR&D impairment	—	1,750	190	4,180
(Gain) loss from equity securities, net	(483)	(258)	(198)	148
Non-GAAP income before income taxes	$3,752	$3,068	$9,586	$4,866

October 30, 2025	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except percentages and per share amounts)	2025	2024	2025	2024
Income tax expense (benefit) reconciliation:
GAAP income tax expense (benefit)	$589	$(297)	$1,391	$(174)
Income tax effect of non-GAAP adjustments:
Acquisition-related – amortization(1)	120	121	360	363
Acquisition-related – other costs(2)	—	2	—	39
Restructuring	3	4	18	21
IPR&D impairment	—	440	51	1,051
Gain from equity securities, net	(43)	(46)	(33)	(52)
Discrete and related tax charges(3)	(11)	314	(101)	214
Non-GAAP income tax expense	$657	$538	$1,686	$1,461

Effective tax rate reconciliation:
GAAP effective tax rate	16.2%	(31.1)%	18.0%	11.8%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(3)	1.3%	48.6%	(0.4)%	18.2%
Non-GAAP effective tax rate	17.5%	17.5%	17.6%	30.0%

Net income (loss) attributable to Gilead reconciliation:
GAAP net income (loss) attributable to Gilead	$3,052	$1,253	$6,327	$(1,303)
Acquisition-related – amortization(1)	457	458	1,374	1,374
Acquisition-related – other costs(2)	4	11	41	128
Restructuring	11	24	83	92
IPR&D impairment	—	1,310	139	3,129
(Gain) loss from equity securities, net	(440)	(212)	(165)	200
Discrete and related tax charges(3)	11	(314)	101	(214)
Non-GAAP net income attributable to Gilead	$3,095	$2,531	$7,901	$3,405

Diluted earnings (loss) per share reconciliation:
GAAP diluted earnings (loss) per share	$2.43	$1.00	$5.04	$(1.04)
Acquisition-related – amortization(1)	0.36	0.37	1.09	1.10
Acquisition-related – other costs(2)	—	0.01	0.03	0.10
Restructuring	0.01	0.02	0.07	0.07
IPR&D impairment	—	1.04	0.11	2.51
(Gain) loss from equity securities, net	(0.35)	(0.17)	(0.13)	0.16
Discrete and related tax charges(3)	0.01	(0.25)	0.08	(0.17)
Difference in shares used for GAAP vs. Non-GAAP	$—	$—	$—	$(0.01)
Non-GAAP diluted earnings per share	$2.47	$2.02	$6.29	$2.72

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$577	$579	$1,735	$1,736
Research and development expenses adjustments	12	13	93	146
IPR&D impairment adjustments	—	1,750	190	4,180
Selling, general and administrative expenses adjustments	5	28	49	133
Total non-GAAP adjustments to costs and expenses	594	2,370	2,067	6,196
Other (income) expense, net, adjustments	(483)	(258)	(198)	148
Total non-GAAP adjustments before income taxes	112	2,113	1,868	6,343
Income tax effect of non-GAAP adjustments above	(79)	(521)	(396)	(1,421)
Discrete and related tax charges(3)	11	(314)	101	(214)
Total non-GAAP adjustments to net income attributable to Gilead	$43	$1,278	$1,573	$4,708
________________________________
(1)    Relates to amortization of acquired intangibles.
(2)    Adjustments include integration expenses and contingent consideration fair value adjustments associated with Gilead’s recent acquisitions.
(3)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

October 30, 2025	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2025 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 11, 2025	Updated April 24, 2025	Updated August 7, 2025	Updated October 30, 2025
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	77.0% - 78.0%	77.0% - 78.0%	~ 78.0%	~ 78.0%
Acquisition-related expenses	~ 8.0%	~ 8.0%	~ 8.0%	~ 8.0%
Non-GAAP projected product gross margin	85.0% - 86.0%	85.0% - 86.0%	~ 86.0%	~ 86.0%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$10,200 - $10,700	$10,200 - $10,700	$10,300 - $10,700	$10,300 - $10,600
Acquisition-related, IPR&D impairment and restructuring expenses	~ 2,500	~ 2,500	~ 2,700	~ 2,800
Non-GAAP projected operating income	$12,700 - $13,200	$12,700 - $13,200	$13,000 - $13,400	$13,100 - $13,400

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate(2)	~ 20%	~ 21%	~ 21%	~ 16%
Income tax effect of above non-GAAP adjustments and fair value adjustments of equity securities, and discrete and related tax adjustments(2)	(~ 1%)	(~ 2%)	(~ 2%)	~ 3%
Non-GAAP projected effective tax rate	~ 19%	~ 19%	~ 19%	~ 19%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.95 - $6.35	$5.65 - $6.05	$5.85 - $6.15	$6.65 - $6.85
Acquisition-related, IPR&D impairment and restructuring expenses, fair value adjustments of equity securities and discrete and related tax adjustments(2)	~ 1.75	~ 2.05	~ 2.10	~ 1.40
Non-GAAP projected diluted EPS	$7.70 - $8.10	$7.70 - $8.10	$7.95 - $8.25	$8.05 - $8.25
________________________________
(1)    Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and in-process research and development, transfers of intangible assets from a foreign subsidiary to Ireland and the United States, and legal entity restructurings.
(2)    GAAP projected effective tax rate and tax adjustments for the October 30, 2025 update include an October 2025 settlement with a tax authority related to a prior year legal entity restructuring.

October 30, 2025	12

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
(in millions)	2025	2024
Assets
Cash, cash equivalents and marketable debt securities	$9,354	$9,991
Accounts receivable, net	5,095	4,420
Inventories(1)	4,387	3,589
Property, plant and equipment, net	5,500	5,414
Intangible assets, net	17,970	19,948
Goodwill	8,314	8,314
Other assets	7,914	7,319
Total assets	$58,533	$58,995
Liabilities and Stockholders’ Equity
Current liabilities	$12,298	$12,004
Long-term liabilities	24,780	27,744
Stockholders’ equity(2)	21,456	19,246
Total liabilities and stockholders’ equity	$58,533	$58,995
________________________________
(1)    Includes current and long-term inventories, which are disclosed separately in the notes to our financial statements in Form 10-K and Form 10-Q.
(2)    As of September 30, 2025 and December 31, 2024, there were 1,242 and 1,246 shares of common stock issued and outstanding, respectively.

October 30, 2025	13

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$4,109	$4,309	$6,692	$7,853
Net cash used in investing activities	(427)	(710)	(2,958)	(3,224)
Net cash used in financing activities	(1,490)	(1,379)	(6,482)	(5,693)
Effect of exchange rate changes on cash and cash equivalents	(5)	44	87	15
Net change in cash and cash equivalents	2,187	2,265	(2,661)	(1,049)
Cash and cash equivalents at beginning of period	5,144	2,772	9,991	6,085
Cash and cash equivalents at end of period	$7,330	$5,037	$7,330	$5,037

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$4,109	$4,309	$6,692	$7,853
Purchases of property, plant and equipment	(147)	(140)	(358)	(376)
Free cash flow(1)	$3,962	$4,169	$6,335	$7,478
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

October 30, 2025	14

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2025	2024	2025	2024
HIV
Biktarvy – U.S.	$2,940	$2,826	$8,212	$7,726
Biktarvy – Europe	427	375	1,231	1,110
Biktarvy – Rest of World	320	272	922	814
	3,686	3,472	10,366	9,649

Descovy – U.S.	652	534	1,791	1,339
Descovy – Europe	23	24	67	75
Descovy – Rest of World	25	28	81	82
	701	586	1,939	1,496

Genvoya – U.S.	323	384	950	1,088
Genvoya – Europe	34	44	114	138
Genvoya – Rest of World	19	21	54	66
	377	449	1,118	1,292

Odefsey – U.S.	206	248	642	705
Odefsey – Europe	61	69	184	217
Odefsey – Rest of World	10	9	30	30
	277	326	857	952

Symtuza - Revenue share(1) – U.S.	95	103	265	338
Symtuza - Revenue share(1) – Europe	26	33	88	101
Symtuza - Revenue share(1) – Rest of World	3	3	9	9
	124	139	362	448

Other HIV(2) – U.S.	82	65	198	190
Other HIV(2) – Europe	22	26	85	96
Other HIV(2) – Rest of World	9	9	28	36
	112	100	310	322

Total HIV – U.S.	4,299	4,161	12,059	11,386
Total HIV – Europe	592	570	1,769	1,737
Total HIV – Rest of World	386	342	1,124	1,038
	5,277	5,073	14,952	14,160
Liver Disease
Sofosbuvir / Velpatasvir(3) – U.S.	146	222	497	737
Sofosbuvir / Velpatasvir(3) – Europe	65	67	227	230
Sofosbuvir / Velpatasvir(3) – Rest of World	97	96	273	299
	309	385	996	1,266

Vemlidy – U.S.	136	126	358	338
Vemlidy – Europe	12	11	36	33
Vemlidy – Rest of World	132	95	389	328
	280	232	783	699

Other Liver Disease(4) – U.S.	132	45	307	134
Other Liver Disease(4) – Europe	81	54	233	148
Other Liver Disease(4) – Rest of World	17	17	53	55
	231	116	593	337

Total Liver Disease – U.S.	414	393	1,162	1,210
Total Liver Disease – Europe	158	132	496	411
Total Liver Disease – Rest of World	247	207	714	682
	819	733	2,372	2,302

Veklury
Veklury – U.S.	140	393	390	784
Veklury – Europe	43	81	84	204
Veklury – Rest of World	93	219	225	473
	277	692	700	1,461

October 30, 2025	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2025	2024	2025	2024
Oncology
Cell Therapy
Tecartus – U.S.	40	63	122	181
Tecartus – Europe	35	29	107	102
Tecartus – Rest of World	8	6	25	22
	83	98	254	305

Yescarta – U.S.	123	145	444	502
Yescarta – Europe	151	182	455	509
Yescarta – Rest of World	75	60	228	170
	349	387	1,127	1,181

Total Cell Therapy – U.S.	163	208	566	683
Total Cell Therapy – Europe	186	211	562	611
Total Cell Therapy – Rest of World	83	66	253	192
	432	485	1,381	1,485
Trodelvy
Trodelvy – U.S.	221	226	626	655
Trodelvy – Europe	89	80	259	217
Trodelvy – Rest of World	47	26	128	88
	357	332	1,013	960

Total Oncology – U.S.	384	433	1,192	1,338
Total Oncology – Europe	275	291	821	828
Total Oncology – Rest of World	129	92	381	280
	788	816	2,395	2,446
Other
AmBisome – U.S.	2	6	15	37
AmBisome – Europe	69	71	201	210
AmBisome – Rest of World	52	52	175	176
	123	130	391	424

Other(5) – U.S.	34	47	125	203
Other(5) – Europe	7	8	23	26
Other(5) – Rest of World	20	16	55	52
	61	71	204	281

Total Other – U.S.	36	53	140	241
Total Other – Europe	76	80	225	236
Total Other – Rest of World	72	68	230	228
	184	201	594	705

Total product sales – U.S.	5,274	5,433	14,943	14,958
Total product sales – Europe	1,144	1,154	3,395	3,416
Total product sales – Rest of World	928	928	2,674	2,700
	$7,345	$7,515	$21,013	$21,074
________________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Complera/Eviplera, Emtriva, Sunlenca, Stribild, Truvada, Tybost and Yeztugo/Yeytuo.
(3)    Includes Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC (“Asegua”).
(4)    Includes ledipasvir/sofosbuvir (Harvoni and the authorized generic version of Harvoni sold by Asegua), Hepcludex, Hepsera, Livdelzi/Lyvdelzi, Sovaldi, Viread and Vosevi.
(5)    Includes Cayston, Jyseleca, Letairis and Zydelig.